                                                                    Exhibit 5.1

                         [DEWEY BALLANTINE LETTERHEAD]


                                             October 31, 1996

Doubletree Corporation
410 North 44th Street
Suite 700
Phoenix, Arizona 85008

Ladies and Gentlemen:

        We have acted as special counsel for Doubletree Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (File No. 333-13161), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act the sale of up to 5,750,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, by the Company.

        We have examined a copy of the Certificate of Incorporation of the Company as certified by the Department of State of the State of Delaware and copies of resolutions adopted by the Board of Directors of the Company and the Pricing Committee thereof and such other documents as we have deemed relevant to expressing the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Act and the Shares are sold by the Company as provided in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

        This opinion may be relied upon exclusively by you, and may not be relied upon by any other person without our prior written consent.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of our firm under the caption "Legal Matters" in the prospectuses which are included as a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,


                                               /s/ DEWEY BALLANTINE
                                               --------------------------------










                                       2